Exhibit 10.3

FIRST AMENDATORY AGREEMENT

TO THE

DEMAND NOTES

This First Amendatory Agreement to the Demand Notes (referred to below) dated as of March 30, 2026 (this “Amendment”) by and between Veea Inc., a Delaware corporation (the “Company”), and NLabs Inc., a Delaware corporation (the “Holder”). The Company and NLabs are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Holder, is the holder of the promissory notes issued by the Company and listed on Schedule I attached hereto (the “Demand Notes”);

WHEREAS, as of the date hereof no repayment demand has been made by Holder;

WHEREAS, the Company and the Holder have entered into that certain the Note Conversion Agreement dated March 30, 2026 (the “Conversion Agreement”) pursuant to which the Holder has agreed to convert the outstanding principal amount of certain of the Demand Notes for shares of the Company’s preferred stock on the terms provided therein;

WHEREAS, in consideration of the Holder entering into the Conversion Agreement, the Company and the Holder desire to amend each Demand Notes as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1. Capitalized Terms. Capitalized terms not otherwise herein defined shall have the meaning ascribed to them in the Demand Notes.

NOW, THEREFORE, the parties hereby agree as follows:

1. Amendment.

(a) As of the execution by the Parties of this Amendment (the “Effective Date”), the face amount of each Demand Note shall be deemed amended to adjust such face amount to equal the “Adjusted Face Amount” of such Demand Note reflected on Schedule I hereof; and

(b) As of the Effective Date, the reference to “March 31, 2026” in the second paragraph of each Demand Note is hereby amended by replacing such date with “December 31, 2026; and

(c) Following conversion of the Subject Notes (as defined in the Conversion Agreement) as contemplated in the Conversion Agreement, the Demand Note dated January 9, 2026 with an original face amount of $100,000 shall be further amended to adjust the original face amount of such Demand Note to reflect the remaining unconverted original principal balance of such Demand Note following conversion.

2. Issuance of Warrants. In consideration for the Holder’s execution and delivery of the Conversion Agreement, upon the Effective Date, the Company shall issue to the Holder a warrant in the form of Exhibit A (the “Warrant”) to purchase 33,551,486 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”).

3. Effect on Demand Notes. The execution and delivery of this Amendment shall not constitute a novation of any indebtedness or other obligations owing to the Holder under the Demand Notes based on facts or events occurring or existing prior to the execution and delivery of this Agreement. Except as expressly amended or modified herein, the other terms of the Demand Notes not fully converted pursuant to the Conversion Agreement shall remain in full force and effect and is hereby ratified in all respects. All references in a Demand Note shall mean such Demand Note as hereby amended. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

4. Governing Law. This Amendment shall be governed in all respects by the laws of the state of New York as such laws are applied to agreements between parties made in New York.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which such signatures shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. A counterparty’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by such counterparty’s hand. The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail shall constitute effective execution and delivery of this Agreement.

6. Headings. The headings used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written

VEEA INC.

By:	/s/ Janice K. Smith
	Name:	Janice K. Smith
	Title:	EVP & Chief Operating Officer

NLABS INC.

By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	President & CEO

Signature Page to First Amendatory Agreement

Schedule I

Demand Notes

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Exhibit A

Form of Warrant

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